Exhibit 5.1

June 13, 2011

Electronic Control Security Inc.
790 Bloomfield Avenue
Clifton, New Jersey 07012

Gentlemen:

We have acted as special counsel to Electronic Control Security Inc., a New Jersey corporation (the “Company”), in connection with the Form S-1 Registration Statement, under the Securities Act of 1933 (the “Act”), filed by the Company with the Commission (the “Registration Statement”).

The Registration Statement relates to an offering of 4,536,863  shares of the Company’s common stock.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of ea c h natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the shares being registered have been duly authorized, and when sold in accordance with the terms of the agreements described in the Registration Statement, will be legally issued, fully paid and non-assessable. No opinion is expressed herein as to any laws other than the state of New Jersey of the United States. This opinion opines upon New Jersey law including the statutory provisions, all applicable provisions of the New Jersey Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the use of our name under the caption “Legal Matters” and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Aboudi & Brounstein

Aboudi & Brounstein